                                                                    Exhibit 8.1

                         [ALSTON & BIRD LLP Letterhead]


                                 August 1, 2000



Healtheon/WebMD Corporation
400 The Lenox Building
3399 Peachtree Road, NE
Atlanta, Georgia  30326

         RE: MERGER BETWEEN HEALTHEON/WEBMD CORPORATION, A DELAWARE CORPORATION ("HEALTHEON/WEBMD") AND MEDICAL MANAGER CORPORATION, A DELAWARE CORPORATION ("MEDICAL MANAGER"). MERGER AMONG HEALTHEON, CAREINSITE, INC., A DELAWARE CORPORATION ("CAREINSITE") AND AVICENNA SYSTEMS CORPORATION, A MASSACHUSETTS CORPORATION ("AVICENNA").

Ladies and Gentlemen:

         We have acted as counsel to Healtheon/WebMD in connection with the proposed merger (the "Medical Manager Merger") of Medical Manager with and into Healtheon/WebMD pursuant to an Agreement and Plan of Merger dated as of February 13, 2000 and amended as of June 18, 2000 (the "Medical Manager Merger Agreement"), and in connection with the proposed merger (the "CareInsite Merger") of CareInsite with and into Avicenna Systems Corporation pursuant to an Agreement and Plan of Merger dated as of February 13, 2000 and amended as of June 18, 2000 (the "CareInsite Merger Agreement"). The Medical Manager Merger and the CareInsite Merger are described in the Registration Statement on Form S-4 (the "Registration Statement") of Healtheon/ WebMD which includes the Proxy Statement/Prospectus of Healtheon/WebMD, Medical Manager and CareInsite (the "Proxy Statement/Prospectus").

         In connection with this opinion, we have examined and are familiar with the Medical Manager and CareInsite Merger Agreements, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Medical Manager Merger and the CareInsite Merger will each be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Medical Manager Merger Agreement and the CareInsite Merger Agreement, respectively;
(ii) the truth and accuracy of the representations and warranties made by Healtheon/WebMD, Medical Manager, CareInsite and Avicenna in the Medical

Manager Merger Agreement and CareInsite Merger Agreement, respectively; and
(iii) the truth and accuracy in all material respects of the certificates of representations to be provided to us by officers of Healtheon/WebMD, Medical Manager, CareInsite and Avicenna.

         Because this opinion is being delivered prior to the Effective Times of the Medical Manager Merger and the CareInsite Merger it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax consequences of the Medical Manager Merger or the CareInsite Merger or that contrary positions may not be taken by the Internal Revenue Service.

         Based upon and subject to the foregoing, in our opinion, the discussions contained in the Registration Statement under the captions "Material U.S. federal income tax considerations of the Medical Manager merger" and "Material U.S. federal income tax considerations of the CareInsite merger," subject to the limitations and qualifications described therein, set forth the material United States Federal income tax considerations generally applicable to the Medical Manager Merger and the CareInsite Merger, respectively.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Medical Manager Merger and the CareInsite Merger, including the Information Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not concede that we are "experts" within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, or that this consent is required by Section 7 of the Act.

                                                Very truly yours,




                                                ALSTON & BIRD LLP

                                                By: /s/ H. Bryan Ives III
                                                    ---------------------
                                                    H. Bryan Ives III, Partner



                                      -2-